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                                 Exhibit 10.14.3


                                    AGREEMENT

     This Agreement, dated as of July 24, 1998, is entered into by and between Universal International, Inc., a Minnesota corporation ("Universal") and Odd's-N-End's, Inc., a Delaware corporation ("Odds"), with reference to the following facts:

                                     RECITALS

A. Universal and Odd's are currently parties to that certain Amended and Restated Loan and Security dated as of June 6, 1997.

B. Odd's is the maker of a Revolving Note in favor of Universal in the amount of $10 million dated June 6, 1997, the outstanding balance of which is currently $10.9 million.

C.  The Revolving Note is payable on demand.

D.  On July 24, 1998, Universal called $450,000.30 of the Revolving Note.

E.  Odd's is presently unable to pay the $450,000.30 to Universal in cash.

    NOW, THEREFORE, for an in consideration of the loans, advances and other extensions of credit made to Odd's by Universal, and for other good and valuable consideration, the parties hereto agree as follows:

                                    AGREEMENT

1. CONVERSION OF NOTE: The parties hereto agree that in full satisfaction of the $450,000.30 due and payable immediately to Universal by Odd's, Odd's shall issue to Universal 1,500,000 shares of the common stock of odd's, representing a conversion ratio of $.30 per share.

2. AMOUNT DUE: The parties hereto agree that upon payment in full of the $450,000.30 of the Revolving Note pursuant to Section 1, the balance of the Revolving Note shall be $10,450,000.

3. COVENANT OF ODD'S: Upon execution of this Agreement, Odd's hereby agrees to instruct its transfer agent to issue 1,500,000 shares of the common stock of Odd's in the name of Universal.

4. AMENDMENT OF NOTE: The parties agree that this Agreement shall be attached to the Revolving Note as evidence of the payment in full of $450,000.30 under such Revolving Note.


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5.  FURTHER ASSURANCES:  The parties agree to execute and deliver such other instruments and take such other actions necessary to consummate the transactions contemplated herehby.

    IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                                             UNIVERSAL INTERNATIONAL, INC.



                                             By:  /s/
                                                -------------------------------
                                                  Richard Ennen
                                                  President



                                             ODD'S-N-END'S, INC.



                                             By:  /s/
                                                -------------------------------
                                                  Richard Ennen
                                                  President


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